Filed Pursuant to Rule 424(h)(ii)
Registration Statement Nos. 333-205553 and 333-205553-04

This document is subject to completion and amendment.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or foreign jurisdiction where the offer or sale is not permitted.

SUPPLEMENT DATED MARCH 10, 2017, TO PRELIMINARY PROSPECTUS DATED MARCH 9, 2017

BMW Vehicle Lease Trust 2017-1
 Issuing Entity
(CIK Number: 0001694920)
BMW Auto Leasing LLC Depositor (CIK Number: 0001126530)	BMW Financial Services NA, LLC Sponsor, Servicer and Administrator (CIK Number: 0001541188)

$1,000,000,000 ASSET-BACKED NOTES

This supplement, dated March 10, 2017, to the preliminary prospectus, dated March 9, 2017 (the “preliminary prospectus”), is being filed for the sole purpose of incorporating by reference into the preliminary prospectus the exhibits to the Form ABS-EE/A filed by BMW Auto Leasing LLC on March 10, 2017. Those exhibits are hereby so incorporated by reference, and any references in the preliminary prospectus to “Initial Asset-Level Data” are references to those exhibits.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

Underwriters
Barclays	Citigroup	Credit Agricole Securities
Co-Managers
BNP PARIBAS	MUFG